UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2026
NOVELIS INC.
(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3550 Peachtree Road NE, Suite 1100
Atlanta, Georgia 30326
(Address of Principal Executive Offices)
(404) 760-4000
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 23, 2026, Novelis Inc. (the “Company” or “we”) entered into a facility agreement (the “Facility Agreement”) by and among Novelis Corporation (the “Borrower”), the Company, as guarantor, MUFG Bank, LTD. (incorporated in Japan with limited liability), Hong Kong Branch, as agent, and the arrangers and lenders party thereto. Pursuant to the Facility Agreement, the Lenders (as defined therein) committed to provide a $500 million short-term unsecured term loan facility to the Borrower (the “2026 Term Loan Facility”) which the Borrower borrowed in full on July 24, 2026. The proceeds of the 2026 Term Loan Facility were used for general corporate purposes and to pay related transaction expenses. The Facility Agreement is unsecured and guaranteed by the Company.
The 2026 Term Loan Facility will mature twenty-four months from the date of its first utilization, which occurred on July 24, 2026. The 2026 Term Loan Facility will not be subject to any amortization payments and will accrue interest at the Term SOFR Reference Rate (as defined in the Facility Agreement) plus a margin of 1.00%, or 1.25% if the Company’s credit rating falls below specified thresholds.
The 2026 Term Loan Facility may be voluntarily prepaid in whole or in part at any time after September 21, 2026, and the Company may not reborrow any part of the 2026 Term Loan Facility that has been repaid. The Facility Agreement contains various affirmative covenants, including covenants with respect to our financial statements and other reporting requirements, litigation, compliance with laws, payment of taxes, employee benefits and insurance, among other things. The Facility Agreement also contains customary negative covenants and events of default, including limitations on our ability to: (1) engage in mergers, amalgamations or consolidations, (2) make certain acquisitions, investments or joint ventures, (3) make investments, loans and advances, (4) incur additional indebtedness except on terms permitted by the Facility Agreement, (5) make certain restricted payments, (6) engage in certain transactions with affiliates, and (7) prepay certain indebtedness. The Facility Agreement also includes a cross-default provision under which lenders could accelerate repayment of the loans if an event of default arises under any other indebtedness with an aggregate principal amount of more than $100 million.
The foregoing description of the ABL Amendment is a general description and is qualified in its entirety by reference to the full text of the ABL Amendment, which the Company plans to file as an exhibit to its quarterly report on Form 10-Q.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: July 27, 2026	By:	/s/ Chirag Shah
Name: Chirag Shah
Title: Chief Legal Officer and Secretary